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                                                                    EXHIBIT 16.1


             [ROSENBERG RICH BAKER BERMAN & COMPANY LETTERHEAD]




United States Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4 of Form 8-K dated September 13, 2004 of Conolog Corporation and are in agreement with the statements which state that since we were engaged by the registrant there were no disagreements between the registrant and Rosenberg Rich Baker Berman & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Rosenberg Rich Baker Berman & Company would have caused Rosenberg Rich Baker Berman & Company to make reference to the matter in its reports on the registrant's financial statements.

We have no basis to agree or disagree with other statements of the registrant contained therein.

If you have any questions or need additional information, please call me at 908-231-1000.




                                Rosenberg Rich Baker Berman & Company
                                -----------------------------------------
                                Rosenberg Rich Baker Berman & Company
                                Certified Public Accountants


Bridgewater, New Jersey
September 20, 2004